UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

(October 23, 2024)

Date of Report (date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

DE	000-21272	77-0228183
(State or other jurisdiction of incorporation or	(Commission File	(I.R.S. Employer Identification
organization)	Number)	No.)

2700 North First Street

San Jose, CA 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 23, 2024, the board of directors (the “Board”) of Sanmina Corporation (the “Company”) approved and adopted an amendment and restatement of the Company’s amended and restated bylaws (as amended, the “Bylaws”), which became effective the same day. Among other things, the amendments effected by the Bylaws:

•	provide that a special meeting of the stockholders shall be called by the Chairman of the Board or the Chief Executive Officer at the written request of one or more stockholders of record who have (or who are acting on behalf of beneficial owners who have) an aggregate net long position (as determined in the Bylaws) representing not less than 50 percent of the voting power of the outstanding shares of capital stock of the Company as of the Ownership Record Date (as defined in the Bylaws); and

•	revise certain additional procedures related to stockholder meetings to conform to the provisions of the Delaware General Corporation Law, as recently amended, including but not limited to provisions relating to the adjournment of stockholder meetings.

The Bylaws also include certain technical, modernizing, conforming, and clarifying changes.

The Bylaws are filed herewith as Exhibit 3.5. The foregoing description of the changes contained in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
3.5	Amended and Restated Bylaws of the Company
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANMINA CORPORATION

		By:	/s/ Jonathan Faust
Jonathan Faust
Executive Vice President and Chief Financial Officer

Date:	October 29, 2024